Exhibit 3.1

RAPPORT DE LA TRANSACTION
ELECTRONIQUE

STATUTS CONSTITUTIFS

(ARTICLE 6)

Processing Type:           E-Commerce

1.	Name of Corporation

NERIUM BIOTECHNOLOGY, INC.

2.	The province or territory in Canada where the registered office is to be situated -

ON

3.	The classes and any maximum number of shares that the corporation is authorized to issue -

The annexed schedule is incorporated in this form.

4.	Restrictions, if any, on share transfers

The annexed schedule is incorporated in this form.

5.	Number (or minimum and maximum number ) of directors

Minimum: 1 Maximum: 10

6.	Restrictions, if any, on business the corporation may carry on -

The annexed schedule is incorporated in this form.

7.	Other provisions, if any

The annexed schedule is incorporated in this form.

8.	Incorporators

Name(s)	Address (including postal code)	Signature
JOHN FREDERICK O'DONNELL	30 WELLINGTON ST. E., SUITE 2105,	JOHN O'DONNELL
TORONTO, ONTARIO, CANADA, M5E 1S3

Item 3 - Shares / Rubrique 3 – Actions

The Corporation is authorized to issue an unlimited number of common shares and an unlimited number of preference shares, issuable in series. The rights, privileges, restrictions and conditions attaching to the common shares and the preference shares are as follows:

1. Common Shares

The holders of the common shares shall be entitled to:

a.           vote at al meetings of shareholders of the Corporation, except meetings at which only holders of a specified class of shares are entitled to vote;

b.           receive, subject to the rights of the holders of another class of shares, any dividends dec ared by the Corporation; and

c.           receive, subject to the rights of the holders of another class of shares, the remaining property of the Corporation on the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

2. Preference Shares Is suable in Series

a.           One or more series. Th preference shares may at any time and from time to time be issued in one or more series.

b.           Terms of each series. Subject to the Canada Business Corporations Act (as from time to time amended, varied or replaced), the directors may fix, before the issue thereof, the number of preference shares of each series, the designation, rights, privileges, restrictions and conditions attaching to the preference shares of each series, including, without limitation, any right to receive dividends (which may be cumulative or non-cumulative and variable or fixed) or the means of determining such dividends, the dates of payment thereof, any terms or conditions of redemption or purchase, any conversion rights, any retraction rights and any rights on the liquidation, dissolution or winding up of the Corporation, any sinking fund or other provisions, the whole to be subject to the issue of a certificate of amendment setting forth the designation, rights, privileges, restrictions and conditions attaching to the preference shares of the series.

c.           Ranking of preference shares. Th preference shares of each series shall, with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, rank on a parity with the preference shares of every other series and be entitled to preference over the common shares. If any amount of cumulative dividends (whether or not declared) or any amount payable on any such distribution of assets constituting a return of capital in respect of the preference shares of any series is not paid in full, the preference shares of such series shall participate rateably with the preference shares of every other series in respect of all such dividends and amounts.

d.           Voting. Th preference shares as a class sha l be non-voting and shall not be entitled to vote as a class or series on a proposal to amend the articles in the case of an amendment to:

i.            increase or decrease any maximum number of authorized shares of such class, or increase any maximum number of authorized shares of a class having rights or privileges equal or superior to the shares of such class;

ii.           effect an exchange, reclassification or cancellation of all or part of the shares of such class; or

iii.          create a new class of shares equal or superior to the shares of such class.

Item 4 - Restrictions on Share Transfers

None

Item 6 - Restrictions - Business

None

Item 7 - Other Provisions

None

Industry
Canada

Certificate of Amendment

Canada Business Corporations Act

NERIUM BIOTECHNOLOGY, INC.
Corporate name

657822-5
Corporation number

I HEREBY CERTIFY that the articles of the above-named corporation are amended under section 179 of the Canada Business Corporations Act as set out in the attached articles of amendment.

/s/ Aissa Aomari

                               Aissa Aomari
Deputy Director
                                  2010-05-26
Date of Amendment (YYYY-MM-DD)

Industry
Canada

Form 4

Articles of Amendment

Canada Business Corporations Act
(CBCA) (s. 27 or 177)

1.	Corporate name

NERIUM BIOTECHNOLOGY, INC.

2.	Corporation number

657822-5

3.	The articles are amended as follows

The corporation amends the other provisions as follows:
To allow for meetings of shareholders to be held either in Canada or in San Antonio, Texas, U.S.A.

4.	Declaration: I certify that I am a director or an officer of the corporation.

Original signed by
John F. O'Donnell
John F. O'Donnell 416-862-7330

Note : Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250(1) of the CBCA).

Industry
Canada

Certificate of Amendment

Canada Business Corporations Act

NERIUM BIOTECHNOLOGY, INC.
Corporate name

657822-5
Corporation number

I HEREBY CERTIFY that the articles of the above-named corporation are amended under section 179 of the Canada Business Corporations Act as set out in the attached articles of amendment.

/s/ Aissa Aomari

                               Aissa Aomari
Deputy Director
                                  2010-06-25
Date of Amendment (YYYY-MM-DD)

Industry
Canada

Form 4

Articles of Amendment

Canada Business Corporations Act
(CBCA) (s. 27 or 177)

1.	Corporate name

NERIUM BIOTECHNOLOGY, INC.

2.	Corporation number

657822-5

3.	The articles are amended as follows

The corporation amends the other provisions as follows:

See attached schedule

4.	Declaration: I certify that I am a director or an officer of the corporation.

Original signed by
JOHN F. O'DONNELL
JOHN F. O'DONNELL
416-862-7330

Note: Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250(1) of the CBCA).

Schedule
Other Provisions
The directors of the Corporation are empowered to appoint one or more additional directors within the minimum and maximum number of directors, who shall hold office for a term expiring not later than the close of the next annual meeting of shareholders, but the total number of directors so appointed may not exceed one-third of the number of directors elected at the previous annual meeting of shareholders.